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                                                                   EXHIBIT 10.31


                       [HASKEL INTERNATIONAL INC., LOGO]



CONTACTS:   R. Malcolm Greaves
            President and CEO
            (818) 843-4000

            Gary S. Maier/Roger S. Pondel
            Pondel Parsons & Wilkinson
            (310) 207-9300


                                                           FOR IMMEDIATE RELEASE

           HASKEL DISCUSSES STRATEGIC ALTERNATIVES AT ANNUAL MEETING

     BURBANK, CALIFORNIA -- OCTOBER 30, 1998 -- Haskel International, Inc. (Nasdaq:HSKL), at its annual meeting of shareholders today, announced further details to its earlier disclosure that it has retained Schroder & Co., Inc., to assist the company in evaluating business alternatives to enhance the company's growth opportunities.

     R. Malcolm Greaves, Haskel's president and chief executive officer, said that the company is exploring with Schroder a number of alternatives, including acquisitions that would facilitate growth; the possibility of a merger with an equal sized company; and/or the sale of the company.

     "With regard to acquisitions by Haskel of other companies, I am only able to confirm that we are active in this area and any pending acquisition will be announced through further news releases," Greaves said. "We are simultaneously pursuing the possible sale of the company. These discussions, however, remain exploratory, and no offers have been received or are being considered."


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     Haskel International, Inc. is one of the world's leading manufacturers of high-pressure liquid pumps and gas boosters, specializing in high-pressure technology and systems integration. Haskel conducts its operations through facilities in North America, Europe and the Pacific Rim, as well as through distributors and agents worldwide.

                                     # # #

     Certain statements contained in this press release contain forward looking information that is subject to risks and uncertainties which could cause actual results to differ materially from those projected or implied. Such risks and uncertainties include, but are not limited to; the success of implementing appropriate strategic initiatives and negotiating related transactions to enhance shareholder value.